Exhibit 10.2
ADDITIONAL ADVANCE AND THIRD MODIFICATION AGREEMENT
(Long Form)
This ADDITIONAL ADVANCE AND THIRD MODIFICATION AGREEMENT (Long Form) (this “Agreement”) is dated as of February 9, 2024, by and among (i) KBSIII 1550 WEST MCEWEN DRIVE, LLC (“McEwen Borrower”), KBSIII 155 NORTH 400 WEST, LLC (“400 W Borrower”), KBSIII 515 CONGRESS, LLC (“515 Congress Borrower”), and KBSIII 201 17TH STREET, LLC (“17th Street Borrower”), each a Delaware limited liability company (McEwen Borrower, 400 W Borrower, 515 Congress Borrower and 17th Street Borrower are referred to herein individually or collectively as the context may require, as “Borrower” or “Borrowers”), (ii) U.S. BANK NATIONAL ASSOCIATION, a national banking association, as agent (in such capacity, referred to herein as “Agent” or “Administrative Agent”), and (iii) each lender party hereto (individually, a “Lender” and collectively with any lender that becomes a party to the Loan Agreement (defined below) in the future, the “Lenders”).
RECITALS
A.    Under that certain Term Loan Agreement dated as of October 17, 2018 (the “Original Loan Agreement”) by and among McEwen Borrower, 400 W Borrower, 515 Congress Borrower and KBSIII Domain Gateway, LLC, a Delaware limited liability company (“Domain Gateway Borrower”; Domain Gateway Borrower, together with McEwen Borrower, 400 W Borrower, 515 Congress Borrower are referred to herein collectively as “Original Borrowers”), Agent and the Lenders, as such Original Loan Agreement was amended by that (i) that certain (1) First Modification and Additional Advance Agreement (Long Form) dated as of January 23, 2020 by and among Borrower, Domain Gateway Borrower, Agent and the Lenders (the “First Modification (Long Form)”), (2) First Modification and Additional Advance Agreement (Short Form – McEwen) dated as of January 23, 2020 by and between Agent and McEwen Borrower, and recorded at Book 7876, Pages 282-293 in the Official Records of Williamson County, Tennessee on January 28, 2020 (the “First Modification (Short Form) (McEwen)”), (3) First Modification and Additional Advance Agreement (Short Form – Gateway Tech Project) dated as of January 23, 2020 by and between Agent and 400 W Borrower, and recorded as Instrument No. 13177045 in the Official Records of Salt Lake County, Utah on January 24, 2020 (the “First Modification (Short Form) (400 W), (4) First Modification and Additional Advance Agreement (Short Form – 515 Congress) dated as of January 23, 2020 by and between Agent and 515 Congress Borrower, and recorded as Instrument No. 2020011688 in the Official Records of Travis County, Texas on January 24, 2020 (the “First Modification (Short Form) (515 Congress)”) and (5) First Modification and Additional Advance Agreement (Short Form – Domain Gateway) dated as of January 23, 2020 by and between Agent and Domain Gateway Borrower, and recorded as Instrument No. 2020011684 in the Official Records of Travis County, Texas on January 24, 2020 (the “First Modification (Short Form) (Domain Gateway)”; the First Modification (Short Form) (Domain Gateway), together with the First Modification (Short Form) (McEwen), the First Modification (Short Form) (400 W) and the First Modification (Short Form) (515 Congress) are referred to herein collectively as the “First Modification (Short Form)”) and (ii) that certain (1) Second Modification Agreement (Long Form) dated as of February 28, 2023 by and among Borrower, Agent and the Lenders (the “Second Modification (Long Form)”), (2) Second Modification Agreement (Short Form –

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McEwen) dated as of February 28, 2023 by and between Agent and McEwen Borrower, and recorded at Book 9203, Pages 836-847 in the Official Records of Williamson County, Tennessee on March 1, 2023 (the “Second Modification (Short Form) (McEwen)”), (3) Second Modification Agreement (Short Form – Gateway Tech Project) dated as of February 28, 2023 by and between Agent and 400 W Borrower, and recorded as Instrument No. 14077002 in the Official Records of Salt Lake County, Utah on March 1, 2023 (the “Second Modification (Short Form) (400 W), (4) Second Modification Agreement (Short Form – 515 Congress) dated as of February 28, 2023 by and between Agent and 515 Congress Borrower, and recorded as Instrument No. 2023020596 in the Official Records of Travis County, Texas on March 1, 2023 (the “Second Modification (Short Form) (515 Congress - Senior)”), (5) Second Modification Agreement (Short Form – 515 Congress) dated as of February 28, 2023 by and between Agent and 515 Congress Borrower, and recorded as Instrument No. 2023020597 in the Official Records of Travis County, Texas on March 1, 2023 (the “Second Modification (Short Form) (515 Congress – Junior)”) and (6) Second Modification Agreement (Short Form – 201 17th Street Project) dated as of February 28, 2023 by and between Agent and 17th Street Borrower, and recorded as Instrument No. 2023-0068395 in the Official Records of Fulton County, Georgia on March 1, 2023 (the “Second Modification (Short Form) (17th Street)”; the Second Modification (Short Form) (17th Street), together with the Second Modification (Short Form) (McEwen), the Second Modification (Short Form) (400 W), the Second Modification (Short Form) (515 Congress - Senior) and the Second Modification (Short Form) (515 Congress - Junior) are referred to herein collectively as the “Second Modification (Short Form)”); the First Modification (Long Form), the First Modification (Short Form), the Second Modification (Long Form) and the Second Modification (Short Form) are referred to herein collectively as the “Prior Modification Documents”; the Original Loan Agreement, as amended by the Prior Modification Documents, as the same may be further amended or modified from time to time, is referred to herein as the “Loan Agreement”), Lenders agreed to make a term loan of up to $215,000,000.00 to Borrower consisting of a Revolving Portion and a Non-Revolving Portion (as such terms are defined in the Loan Agreement), which loan amount was subsequently increased to up to $325,000,000.00 (consisting of a Revolving Portion and a Non-Revolving Portion) (as the same may be further amended hereby, the “Loan”) pursuant to the First Modification (Long Form) and the First Modification Agreement (Short Form).
B.    Borrower’s obligations under the Loan are evidenced by those certain:
(i)    Promissory Note dated January 23, 2020, in the original principal amount of $65,000,000.00, made by Borrowers in favor of Citizens Bank, a national banking association (the “Citizens Bank Note”);
(ii)    Amended and Restated Promissory Note dated January 23, 2020, in the original principal amount of $40,000,000.00, made by Borrowers in favor of Associated Bank, a National Association (the “Associated Bank Note”);
(iii)    Amended and Restated Promissory Note dated January 23, 2020, in the original principal amount of $65,000,000.00, made by Borrowers in favor of Regions Bank (the “Regions Bank Note”);

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(iv)    Amended and Restated Promissory Note dated January 23, 2020, in the original principal amount of $60,000,000.00, made by Borrowers in favor of City National Bank, a national banking association (the “City National Bank Note”); and
(v)    Second Amended and Restated Promissory Note dated January 23, 2020, in the original principal amount of $95,000,000.00, made by Borrowers in favor of U.S. Bank National Association, a national banking association (the “US Bank Note” and collectively with the Citizens Bank Note, Associated Bank Note, Regions Bank Note and City National Bank Note, the “Notes”).
C.    The Notes are secured by those certain:
(i)    Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (McEwen Project) recorded at Book 7494, Pages 1-36 in the Official Records of Williamson County, Tennessee on October 30, 2018 (as the same was amended pursuant to the Prior Modification Documents, as the same may be further amended or modified from time to time (including hereby), the “McEwen Deed of Trust”);
(ii)    Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (Gateway Tech Project) recorded as Instrument No. 12869683 in the Official Records of Salt Lake County, Utah on October 17, 2018 (as the same was amended pursuant to the Prior Modification Documents, as the same may be further amended or modified from time to time (including hereby), the “155 North 400 West Deed of Trust”);
(iii)    Deed of Trust, Assignment of Leases and Rents, Security Agreement, Fixture Filing and Financing Statement (515 Congress Project) recorded as Instrument No. 2018164110 in the Official Records of Travis County, Texas on October 18, 2018 (as the same was amended pursuant to the Prior Modification Documents, as the same may be further amended or modified from time to time (including hereby), the “515 Congress Senior Deed of Trust”);
(iv)    Junior Deed of Trust, Assignment of Leases and Rents, Security Agreement, Fixture Filing and Financing Statement (515 Congress Project) recorded as Instrument No. 2020011689 in the Official Records of Travis County, Texas on January 24, 2020 (as the same was amended pursuant to the Prior Modification Documents, as the same may be further amended or modified from time to time (including hereby), the “515 Congress Junior Deed of Trust”); and
(v)    Deed to Secure Debt, Assignment of Leases and Rents, Security Agreement and Fixture Filing (201 17th Street Project) recorded as Instrument No 2020-0014900 in the Official Records of Fulton County, Georgia on January 27, 2020 (as the same was amended pursuant to the Prior Modification Documents, as the same may be further amended or modified from time to time (including hereby), the “17th Street Deed of Trust”; the 17th Street Deed of Trust, together with the McEwen Deed of Trust, the 155 North 400 West Deed of Trust, the 515 Congress Senior Deed of Trust, the 515 Congress Junior Deed of Trust, each individually may be referred to herein as a “Deed of Trust” and collectively as the “Deeds of Trust”).

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D.    In connection with the Loan, the Original Borrowers executed in favor of Agent and the Lenders that certain Environmental Indemnification Agreement dated as of October 17, 2018 (the “Environmental Indemnity”), which 17th Street Borrower subsequently joined pursuant to that certain Assumption and Joinder Agreement dated as of January 23, 2020 and executed by 17th Street Borrower, the Original Borrowers, Agent and the Lenders.
E.    In connection with the Loan, KBS REIT Properties III, LLC, a Delaware limited liability company (“Guarantor”), executed in favor of Agent: (i) that certain Payment Guaranty Agreement dated as of October 17, 2018 (the “Payment Guaranty”) and (ii) that certain Recourse Carve-Out Guaranty Agreement dated as of October 17, 2018 (the “Recourse Carve-Out Guaranty” and collectively with the Payment Guaranty, the “Guaranty”).
F.    As of the date of this Agreement and prior to the effectiveness of this Agreement, the Aggregate Commitment is $249,145,000.00, the outstanding principal balance of the Loan is $249,145,000.00, the Revolving Portion is $124,572,500.00 (of which $124,572,500.00 of principal is outstanding (the “Revolving Debt”)), and the Non-Revolving Portion is $124,572,500.00 (of which $124,572,500.00 of principal is outstanding).
G.    Borrowers, Agent and Lenders have agreed to, among other things, amend the Loan Documents to (A) provide for the automatic extension of the current Maturity Date from March 1, 2024 to April 15, 2024, (B) in the event that Borrowers cause the release of the 1550 West McEwen Drive Project (the “McEwen Project”) from the McEwen Deed of Trust in accordance with the terms of the Loan Agreement (as modified hereby) (the “McEwen Release”), (i) convert the Revolving Debt into debt under the Non-Revolving Portion (such that it may not be reborrowed once repaid) and eliminate the Revolving Portion (and the rights of Borrower to borrow Loan proceeds on a revolving basis thereunder) under the Loan Documents, (ii) eliminate the Accordion Option, (iii) provide for a holdback of a portion of the Loan (consisting of the Tenant Improvement Allocation and the General Use Allocation (as such terms are defined below) (collectively or individually, the “Holdback”)) to be disbursed subject to the satisfaction of certain terms and conditions, (iv) provide for an additional extension of the Maturity Date from April 15, 2024 to March 1, 2026 upon the satisfaction of certain terms and conditions set forth in Section 2(a) below, (v) provide for certain cash management mechanisms, and (vi) modify certain terms and provision related to the interest rate, and (C) amend certain other terms and conditions described herein, in each case subject to the terms and conditions of this Agreement.
H.    Concurrently herewith, Borrower, Agent and/or the Lenders, as applicable, are executing the following documents:
(i)    That certain Additional Advance and Third Modification Agreement (Short Form) (515 Congress Project - Senior) dated as of the date hereof by and between 515 Congress Borrower and Agent (for itself and the Lenders) to be recorded in the Official Records of Travis County, Texas (the “515 Congress Senior Short Form”);
(ii)    That certain Additional Advance and Third Modification Agreement (Short Form) (515 Congress Project - Junior) dated as of the date hereof by and

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between 515 Congress Borrower and Agent (for itself and the Lenders) to be recorded in the Official Records of Travis County, Texas (the “515 Congress Junior Short Form”);
(iii)    That certain Third Modification Agreement (Short Form) (17th Street Project) dated as of the date hereof by and between 17th Steet Borrower and Agent (for itself and the Lenders) to be recorded in the Official Records of Fulton County, Georgia (the “17th Street Short Form”);
(iv)    That certain Additional Advance and Third Modification Agreement (Short Form) (McEwen Project) dated as of the date hereof by and between McEwen Borrower and Agent (for itself and the Lenders) to be recorded in the Register’s Office for Williamson County, Tennessee (the “McEwen Short Form”); and
(v)    That certain Additional Advance and Third Modification Agreement (Short Form) (Gateway Tech Project) dated as of the date hereof by and between 400 W Borrower and Agent (for itself and the Lenders) to be recorded in the Official Records of Salt Lake County, Utah (the “155 North 400 West Short Form”; the 155 North 400 West Short Form, together with the 515 Congress Junior Short Form, the 515 Congress Senior Short Form, the 17th Street Short Form and the McEwen Short Form are referred to herein, individually and collectively as the context may require as, the “Short Form Agreement”).
I.    Concurrently herewith, Guarantor is executing that certain Modification of Guaranty and Consent and Reaffirmation of Guarantor dated as of the date hereof and attached hereto (the “Consent”):
J.    As used herein, the term “Loan Documents” shall mean the Loan Agreement, each of the Notes, the Guaranty, the Deeds of Trust, the Environmental Indemnity and the other “Loan Documents” as such term is defined in the Loan Agreement. This Agreement (including the Consent) and each Short Form Agreement also shall constitute Loan Documents. Capitalized terms used herein without definition have the meanings ascribed to them in the Loan Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants, agreements and conditions set forth below and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Recitals; Representations; Reaffirmation of Loan. The foregoing recitals are true and correct and are incorporated herein by this reference. As of the Effective Date (as defined in Section 6 below), each Borrower hereby represents and warrants to Agent and the Lenders that, no Event of Default has occurred and is continuing and to such Borrower’s knowledge, no condition has occurred and is continuing that, with notice or the passage of time or both, would constitute an Event of Default, except for facts and circumstances of which Administrative Agent has actual knowledge as of the date of this Agreement. Each Borrower hereby reaffirms all of its obligations under the Loan Documents and relating to any Lender-Provided Swap Transactions, and acknowledges that it has no claims, offsets or defenses with respect to the payment of sums due under the Loan Agreement, the Notes or under any Lender-

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Provided Swap Transactions. Without limiting the foregoing, each Borrower reaffirms Agent’s right, following the occurrence and during the continuance of any Event of Default, to apply any and all payments made by a Borrower or otherwise received by Agent or the Lenders with respect to the Loan and any Lender-Provided Swap Transaction, including without limitation all proceeds received from the sale or liquidation of any collateral, to the obligations owing by a Borrower under the Loan Documents and Lender-Provided Swap Transactions in such order and manner deemed appropriate by Agent in Agent’s sole discretion, and each Borrower acknowledges that it shall have no right to direct Agent as to such application or designate the portion of the obligation to be satisfied.
2.Amendments to the Loan Documents. In addition to any other amendments provided for herein, the Loan Documents are hereby modified as follows (which modifications shall automatically become effective as of (but not before) the date of the satisfaction of the McEwen Release Conditions (defined below) (the “McEwen Release Effective Date”) without further action needed by any party (or shall be effective as of the Effective Date to the extent so expressly noted or if not conditioned upon the occurrence of the McEwen Release Effective Date, such as with respect to the extension of the Maturity Date to the Extended First Extended Maturity Date):
(a)Extension of Maturity Date. Borrower previously exercised its rights under Section 2.8 of the Loan Agreement (First Extension of Maturity Date) to extend the term of the Loan from the Initial Maturity Date to the First Extended Maturity Date (i.e., March 1, 2024). As a result, as of the date hereof but prior to effectiveness of this Agreement, the Maturity Date of the Loan is March 1, 2024 and Borrower has the option to extend the term of the Loan to the “Second Option Maturity Date” (i.e., March 1, 2025) subject to the satisfaction of the applicable extension conditions. Notwithstanding the foregoing, the First Extended Maturity Date (and thereby, the Maturity Date) is hereby extended to April 15, 2024 (the “Extended First Extended Maturity Date”). Notwithstanding the foregoing or any terms or conditions to the contrary in the Loan Documents, upon Borrower’s satisfaction of the McEwen Release Conditions, Borrower’s option to extend the term of the Loan to the “Second Option Maturity Date” is hereby cancelled and of no further force or effect. In lieu of the foregoing, Administrative Agent and Lenders have agreed that the Maturity Date shall be automatically extended to March 1, 2026 (the “Extended Maturity Date”) upon Administrative Agent’s determination that (1) no Default or Event of Default exists and (2) Borrower has satisfied the McEwen Release Conditions and consummated the sale of the McEwen Project to a third party purchaser pursuant to an arm’s-length transaction (provided, for the avoidance of doubt, if Borrower fails to satisfy the requirements of clauses (1) and (2) of this sentence, unless Administrative Agent and Lenders otherwise agree in writing, the term of the Loan shall not be extended to the Extended Maturity Date and the Maturity Date shall remain the Extended First Extended Maturity Date; provided, however, for the avoidance of doubt, if Borrower fails to cause the Maturity Date to be extended to the Extended Maturity Date in accordance with the terms of this paragraph, Borrower shall retain its rights to extend the term of the Loan to the “Second Option Maturity Date” (i.e., March 1, 2025) subject to its satisfaction of the terms and conditions of Section 2.9 (Second Extension of Maturity Date) of the Loan Agreement so long as such option is successfully exercised on or prior to the Extended First Extended Maturity Date. If Borrower successfully extends the Maturity Date to the Extended Maturity Date, the “Maturity Date” under the Loan Documents shall mean the Extended Maturity Date. Further,

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notwithstanding anything to the contrary set forth herein or in any other Loan Documents, Borrower shall have no further options to extend the Maturity Date except as specifically set forth herein. Following the sale of the McEwen Project, Administrative Agent agrees, at the written request of Borrower, to confirm in writing that the Maturity Date has been extended to the Extended Maturity Date.
(b)Conversion of the Facility to a Non-Revolving Facility; Remargin Requirement. As of the McEwen Release Effective Date, the facility will automatically convert to a non-revolving term facility, such that such Revolving Debt is combined with the Non-Revolving Debt, availability under the Revolving Portion is reduced to zero, and amounts borrowed under the Loan Documents may not be reborrowed once repaid. Further, from and after the McEwen Release Effective Date, Borrower shall have no further rights or options to borrow Loan proceeds under the Revolving Portion, and any and all of Borrower’s rights relating to the Revolving Portion are hereby removed under the Loan Documents. For the avoidance of doubt, from and after the McEwen Release Effective Date, Borrower shall have no right or option to borrow any proceeds which may remain available under the Loan following the conversion described in this paragraph except as otherwise set forth in Section 2(h) of this Agreement below.
(c)Applicable Margin. On the McEwen Release Effective Date, but effective as of March 1, 2024 (even if retroactive), the definition of Applicable Margin set forth in Section 1.1 of the Loan Agreement is amended and restated in its entirety as follows:
“Applicable Margin”: Means, with respect to Advances at the Term SOFR Based Rate or the Base Rate, if applicable, three hundred (300) basis points.
For purposes of clarification, until the date set forth above, interest shall continue to accrue under the Notes at the applicable interest rate(s) in effect under the existing Loan Documents.
(d)Quarterly Amortization Payments. From and after the McEwen Release Effective Date hereof, Borrower shall pay to Agent, for the account of the Lenders, in addition to monthly installments of interest at the Loan Rate in accordance with the Loan Documents (and without limiting Borrower’s obligations to make any other payments under the Loan Documents), quarterly payments of principal in the amount of $880,900.00 (each a “Quarterly Principal Payment”). Borrower shall make a Quarterly Principal Payment on each March 1st, June 1st, September 1st and December 1st while the Loan is outstanding, commencing with the first such Quarterly Principal Payment due on June 1, 2024, and continuing on each applicable date going forward. Any amounts repaid in connection with a Quarterly Principal Payment may not be reborrowed.
(e)Elimination of Accordion Option. From and after the McEwen Release Effective Date, Borrower shall have no further rights or options to increase the Aggregate Commitment, and any and all related rights to do so shall be eliminated from the Loan and the Loan Documents (under Section 10.29 or otherwise). In connection therewith, from and after the McEwen Release Effective Date, Section 10.29 of the Loan Agreement is hereby amended and restated and replaced with the following:

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Section 10.29    Reserved.
(f)Restrictions on Upper Tier Distributions. From and after the McEwen Release Effective Date, Borrower shall not permit KBS Real Estate Investment Trust III, Inc. (“KBS REIT III”) to make distributions, redemptions or dividends (collectively, “Distributions”) without Administrative Agent’s prior written consent, other than any amounts that KBS REIT III is required to distribute to its shareholders in order for KBS REIT III (or any subsidiaries of KBS REIT III classified as a REIT) to maintain its REIT status pursuant to applicable law. Failure to comply with the foregoing covenant shall result in an immediate Event of Default; provided, however, notwithstanding anything to the contrary set forth herein, in no event shall Borrower make any Distributions of proceeds from the McEwen Release (and any such Distribution shall constitute an Event of Default hereunder).
(g)McEwen Project Release.
(i)Elimination of General Project Release Option. Effective as of the McEwen Release Effective Date, Section 10.31 (Release of Projects) of the Loan Agreement is hereby amended and restated in its entirety as follows:
Section 10.31    Reserved.
(ii) McEwen Project Release Conditions. Effective as of the McEwen Release Effective Date (so that the existing provisions set forth in the Loan Agreement as of the date hereof (i.e., prior to the effectiveness of this Agreement) will remain in effect if the McEwen Release Conditions are not satisfied), except as expressly set forth below, and notwithstanding anything to the contrary in the Loan Documents, Administrative Agent shall have no obligation to release any of the Projects (or portions thereof) until the Loan and all other Obligations have been paid in full and all obligations of Administrative Agent and Lenders under this Agreement and the other Loan Documents have terminated. Borrower shall only be entitled to obtain the release of the Project encumbered by the McEwen Deed of Trust (the “McEwen Project”) from the lien of the Loan Documents, provided that all of the following conditions are satisfied (the “McEwen Release Conditions”):
(a)    Concurrently with the closing of the sale of the McEwen Project, Borrower shall have paid (or caused to be paid) to Administrative Agent an amount equal to the greater of (x) $45,000,000.00 or (y) the Net Sales Proceeds (the “Required McEwen Payment”). As used herein, “Net Sales Proceeds” means the gross sales price generated by the sale of the McEwen Project to a third-party purchaser (the “Buyer”), less an amount equal to all prorated amounts credited towards the “Purchase Price” as set forth on a settlement statement prepared by the escrow company handling the closing and approved by Agent (which approval shall not be withheld or delayed unreasonably) (“Settlement Statement”), and less the actual commissions and closing costs paid to third parties (i.e., not affiliates of any Borrower or Guarantor) as set forth on the Settlement Statement, and less the Extension Fee (to the extent the same has actually been paid to Administrative Agent). Additionally, Borrowers shall be required to deposit into the Cash Management Account any payments relating to the McEwen Project

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received in connection with the final adjustment or final prorations under the applicable purchase and sale agreement; provided, however, to the extent Borrower has actually deposited Net Sales Proceeds into the Cash Management Account, Borrower shall have the right to, thereafter, make withdrawals up to the amount of any such deposited Net Sales Proceeds (and not in excess of the same) from the Cash Management Account to the extent necessary to pay any additional post-closing prorations (if any) then due and payable under such purchase and sale agreement. Additionally, the Required McEwen Payment will be applied in the manner set forth in Section 2(h) below.
(b)    Borrower shall have submitted to Administrative Agent a written request for such release at least twenty (20) days prior to the proposed release date, together with (x) copies of any documents which Borrower requests Administrative Agent to execute in connection with such proposed release and (y) copies of any documents reasonably required by Agent with respect to the disposition of the McEwen Project (including, without limitation, the applicable purchase and sale agreement and any modifications or extensions thereof). Borrower and Agent hereby acknowledge that, as of the date hereof, Borrower has submitted the above described release request to Agent within the required time frame and the conditions in this clause (b) have been satisfied.
(c)    Such release shall apply to the entirety of the McEwen Project (i.e., Borrower shall not be entitled to request a release of a portion of the McEwen Project).
(d)    No Event of Default shall have occurred and be continuing, and no event shall have occurred and be continuing that with the giving of notice and/or the lapse of time would constitute an Event of Default.
(e)    In addition to the amount set forth in subsection (i) above, Borrower shall have paid to Administrative Agent, for application to the principal balance of the Loan, an amount equal to the amount, if any, by which the outstanding principal balance of the Loan exceeds the then current Maximum Support Threshold. In calculating the Maximum Support Threshold, the Maximum Supported Amount shall be determined based only on the Projects remaining after the proposed release (i.e., without regard to the McEwen Project).
(f)    Borrower shall have delivered to Administrative Agent (1) a pro forma covenant compliance certificate demonstrating the continuing compliance with the Maximum Supported Amount and financial covenants on a pro forma basis based on the most recently available financial statements adjusted to reflect the proposed release of the McEwen Project and (2) such certifications from the Guarantor that, after giving effect to the proposed release, Guarantor shall be in compliance with its financial covenants under the Guaranty (as amended hereby).
(g)    Borrower shall provide to Administrative Agent at Borrower’s sole cost and expense such title insurance endorsements to the Title Policies for the remaining Deeds of Trust as Administrative Agent shall reasonably request (including, without limitation, CLTA Form 111 Endorsements (or its equivalent), to the extent available and

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in form and substance reasonably satisfactory to Administrative Agent, which shall insure that after such release, each remaining Security Instrument shall continue as a valid first position lien against the Project encumbered thereby, subject only to such new title exceptions as Administrative Agent shall approve in writing.
(h)    Borrower shall pay, or caused to be paid, to Administrative Agent all reasonable costs and expenses incurred in connection with such release, including without limitation all breakage fees, recording fees, transfer and other taxes, trustee’s fees, reasonable attorneys’ fees, appraisal fees, escrow fees, and fees for title insurance and similar charges.
(i)    Following the release of the McEwen Project the McEwen Project shall no longer be included in the definition of “Project” except with respect to any indemnities and other provisions of the Loan Documents that expressly survive repayment of the Loan. For the avoidance of doubt, notwithstanding any other term or condition to the contrary set forth in any of the Loan Documents, Borrower shall not be entitled to a release of any Project or Borrower other than the McEwen Project and the McEwen Borrower in accordance with the terms hereof (unless agreed to by Agent and the Lenders in Agent’s and the Lenders’ sole and absolute discretion).
(h)Conditional Additional Advance Following McEwen Release. If and when received, the entirety of the Required McEwen Payment shall be applied to the outstanding principal amount of the Loan and the provisions of this Section will automatically be implemented without further authorization or consent of the parties. Concurrently therewith, Administrative Agent shall establish each Holdback, consisting of (i) a holdback for the payment of, or reimbursement of the Borrower’s payment of, Tenant Improvements, Leasing Commissions and Capital Expenditures at the Improvements equal to $10,000,000.00 (the “Tenant Improvement Allocation”) and (ii) a holdback for the payment of, or reimbursement of the Borrower’s payment of, tenant improvements, leasing commissions and capital expenditures for real property and related improvements wholly-owned (directly or indirectly) by Guarantor (each a “Guarantor Portfolio Property” and collectively the “Guarantor Portfolio Properties”) in a to-be-determined amount equal to the lesser of (a) $7,000,000.00 and (b) an amount equal to the Required McEwen Payment minus $40,000,000.00 (the “General Use Allocation”); provided, in any event, Borrower may only request and apply disbursements of the General Use Allocation for tenant improvements, leasing commissions and capital expenditures at Guarantor Portfolio Properties to the extent such costs and expenses were incurred (or invoiced to the extent timely billed) after payment of the Required McEwen Payment in accordance with the terms hereof). In connection with the foregoing, Lenders agree to provide Borrowers, and Borrowers shall be deemed to have accepted (if and when disbursed), an additional advance in the principal sum equal to the sum of the Tenant Improvement Allocation and the General Use Allocation (such amount, as and when disbursed, if at all, shall be hereinafter referred to as the “Additional Advance”). The Additional Advance, together with the then existing principal amount of the Loan (collectively, the “Increased Aggregate Commitment”), shall be evidenced by the Notes, and shall be secured by the Deeds of Trust (subject to the limitations on the maximum amount of principal indebtedness secured by each Deed of Trust, if any, set forth therein) and the other applicable Loan Documents (except those Loan Documents specifically excluded or otherwise stated to be unsecured). The Loan shall be

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deemed consolidated with the Additional Advance to form a single indebtedness in the principal amount of the Increased Aggregate Commitment. At no time during the term of the Loan shall the outstanding amounts owing under the Loan exceed the applicable Aggregate Commitment. If applicable, the Additional Advance shall be disbursed in accordance with the terms and conditions for disbursements set forth in this Agreement; provided if the McEwen Release Conditions are not satisfied, and the Required McEwen Payment is not received by Administrative Agent, the Holdbacks will not be created and there will be no Tenant Improvement Allocation and General Use Allocation, and Lenders will have no further obligation to fund any Advances in connection with the Holdbacks.
(i)Holdbacks (Tenant Improvement Allocation and the General Use Allocation. For the purposes of the below provisions, the following capitalized terms shall be defined as set forth in this paragraph (and shall apply to the Tenant Improvement Allocation only): (1) “Capital Expenditures” means replacements and/or alterations to any Project, the expenditures for which are required to be capitalized according to GAAP and set forth in the most recent Operating Budget and Business Plan for the applicable Project or otherwise approved by Administrative Agent in its reasonable discretion; (2) “Leasing Commissions” means market rate brokerage commissions paid by Borrower pursuant to an Approved Lease (as defined below); provided, however, that, unless otherwise approved in writing by Administrative Agent in its discretion, the amount of the Loan advanced by the Lenders for such Leasing Commissions may not exceed the amounts set forth in Schedule 1 attached hereto; (3) “Tenant Improvements” means all bona fide costs incurred for construction and related work to tenant spaces within the Improvements required by Approved Leases, including costs for demolition, permitting, design, construction, moving and related expenses; provided, however, that, unless otherwise approved in writing by Administrative Agent in its reasonable discretion, the amount of the Loan advanced by the Lenders for such tenant improvements may not exceed the amounts set forth in Schedule 1 attached hereto; and (4) “Approved Lease”: Means (x) any lease entered into by Borrower prior to the Effective Date with respect to a Project, to the extent such lease was entered into in accordance with the terms and conditions of Section 6.29 of the Loan Agreement at the time such lease was entered into and disclosed to Agent in writing and (y) any other lease entered into by Borrower with respect to a Project subject to and in accordance with the terms of Section 6.29 of the Loan Agreement or otherwise approved by Administrative Agent in writing and, in any event, satisfying the thresholds and standards set forth in the Leasing Criteria Schedule attached hereto as Schedule 1 (the “Leasing Criteria Schedule”).
Additionally, the definition of “Approved Lease” set forth in the Loan Agreement shall be amended and restated in its entirety with the definition of “Approved Lease” set forth in the foregoing paragraph.
Further, for purposes of clarification, if the McEwen Release Conditions are not satisfied, and the Required McEwen Payment is not received by Administrative Agent, the Holdbacks will not be created and there will be no Tenant Improvement Allocation and General Use Allocation, and Lenders will have no further obligation to fund any Advances in connection with the Holdbacks. Additionally, if Administrative Agent determines in its reasonable discretion that any modifications or amendments to the Loan Documents (including the Deeds of Trust or otherwise) are necessary or advisable to address the foregoing (and any other revisions conditioned upon the occurrence of the McEwen Release Effective Date), Borrowers and

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Guarantor hereby covenant and agree to cooperate with Administrative Agent and Lenders to timely effectuate any such modifications or amendments and to take appropriate actions with respect thereto.
(i)Conditions Precedent to Disbursements from the Tenant Improvement Allocation. In addition to all of the conditions and requirements set forth in the Loan Agreement and in any of the other Loan Documents (including, without limitation, Section 3.4 of the Loan Agreement), with respect to each Advance of Loan proceeds from the Tenant Improvement Allocation, such Advances shall be subject to satisfaction of the additional conditions set forth below (or deemed satisfaction or waiver as provided in Article II of the Loan Agreement):
(a)    Borrower shall submit a request for disbursement no less than ten (10) Business Days prior to the proposed funding date. Upon receipt of a request for a disbursement, Administrative Agent will send a copy thereof to each other Lender and will otherwise notify each Lender of the proposed disbursement and the proposed date of funding. Each Lender will make available to Administrative Agent (or the funding bank designated by Administrative Agent) the amount of such Lender's Pro Rata Share of such disbursement by wire transfer in immediately available funds by 11:00 a.m. Pacific time on the proposed date of funding. Additionally, all funds advanced under this Agreement to date from the Tenant Improvement Allocation have been utilized exclusively to pay (or to reimburse Borrower for payment of) Tenant Improvements, Leasing Commissions or Capital Expenditures (collectively, “Leasing Costs”) incurred for or in connection with the Improvements, and no part of the Loan proceeds have been paid for labor, materials, equipment, work, services or supplies incorporated into or employed in connection with any project other than the Project or any other Lease other than for Approved Leases.
(b)    Each disbursement for Leasing Costs may be made in reimbursement for expenses paid by Borrower, or, at Borrower’s option (unless an uncured Event of Default then exists for which Administrative Agent has sent notice to Borrower, in which case it shall be at Administrative Agent’s election to the extent Lenders have agreed to fund notwithstanding such Event of Default), to pay for said expenses directly and, in either case, Borrower shall provide invoices or other evidence reasonably satisfactory to Administrative Agent of the applicable Leasing Costs to be reimbursed or paid, as applicable. If an uncured Event of Default then exists for which Administrative Agent has sent notice to Borrower, Administrative Agent, at its option and without further direction from Borrower, may (but is under no obligation to) disburse any portion of the Loan funds to any Person to whom payment is due or through an escrow satisfactory to Administrative Agent (and for purposes of clarification, as between Administrative Agent and Lenders, such disbursements shall remain subject to the applicable provisions of the Loan Agreement). All funds allocated to the Tenant Improvement Allocation shall solely be available in connection with Leasing Costs, and Administrative Agent shall not be obligated to disburse funds in excess of (x) the amounts allocated under the applicable Approved Leases with respect to the Tenant Improvements and Leasing Commissions, as applicable and (y) the applicable Operating Budget and Business Plan, with respect to Capital Expenditures. Administrative Agent hereby acknowledges that it has received and approved the 2024 Operating Budget and Business Plan.

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(c)    Borrower shall not use any portion of any advance from the Tenant Improvement Allocation for payment or reimbursement of any other cost except as specifically set forth in a request for advance approved by Administrative Agent in writing.
(d)    Borrower has obtained all permits and licenses which are required under applicable law for the construction of such Tenant Improvements and Capital Expenditures, as applicable.
(e)    As to any completed Tenant Improvements and Capital Expenditures for which advances from the Tenant Improvement Allocation have been made under this Agreement, if requested by Administrative Agent in writing and if reasonably determined to be necessary by Administrative Agent, Borrower shall have furnished Administrative Agent with (A) unconditional lien waivers or releases from all contractors and materialmen employed in furnishing labor or materials in connection with the construction of such Tenant Improvements, and (B) a true and correct copy of the final and unconditional certificate of occupancy for the space (or such other evidence reasonable acceptable to Administrative Agent that the space can be occupied under applicable law), issued without restriction by the appropriate Governmental Authority having jurisdiction over the Project.
(f)    With respect to the final disbursement for the space under any Approved Lease being improved, the tenant under the lease shall have accepted the leased premises and be paying rent under such Approved Lease (or is under a free rent period thereunder), without offset, credit or defense, and, in any event, no event of default (beyond any applicable notice and cure periods) shall be ongoing under such Approved Lease.
(g)    Disbursements of Loan proceeds from the Tenant Improvements Allocation that are allocated to Leasing Commissions shall be made to pay, or reimburse Borrower for payment of, Leasing Commissions relating to applicable Approved Leases in accordance with written leasing commission agreements in effect as of the date of this Agreement or otherwise, on market terms and such commission is due and payable under the applicable leasing commission agreement.
(h)    Taking into account the proposed Advance, Borrower will be in pro forma compliance with the financial covenants hereunder (including Maximum Supported Amount).
For avoidance of doubt, the amount of the Tenant Improvement Allocation shall be reduced, in each case, on a dollar-for-dollar basis, as Borrower continues to draw on the same, in connection with any Tenant Improvements, Leasing Commissions or Capital Expenditures and such draws shall reduce the remaining available Tenant Improvement Allocation.
(ii)Conditions Precedent to Disbursements from the General Use Allocation. In addition to all of the conditions and requirements set forth in the Loan Agreement and in any of the other Loan Documents (including, without limitation, Section 3.4 thereof), with respect to each Advance of Loan proceeds from the General Use Allocation, such Advances shall be subject to satisfaction of the additional

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conditions set forth below (or deemed satisfaction or waiver as provided in Article II of the Loan Agreement):
(a)    Borrower shall submit a request for disbursement no less than ten (10) Business Days prior to the proposed funding date. Upon receipt of a request for a disbursement, Administrative Agent will send a copy thereof to each other Lender and will otherwise notify each Lender of the proposed disbursement and the proposed date of funding. Each Lender will make available to Administrative Agent (or the funding bank designated by Administrative Agent) the amount of such Lender's Pro Rata Share of such disbursement by wire transfer in immediately available funds by 11:00 a.m. Pacific time on the proposed date of funding. All funds advanced under this Agreement to date from the General Use Allocation have been utilized exclusively to pay (or to reimburse Guarantor or its wholly-owned subsidiary for payment of) tenant improvements, leasing commissions or capital expenditures (collectively, “Guarantor Property Costs”) incurred for or in connection with the Guarantor Portfolio Properties (or any of them), and no part of the Loan proceeds have been paid for labor, materials, equipment, work, services or supplies incorporated into or employed in connection with any project other than Guarantor Portfolio Properties.
(b)    Each disbursement for Guarantor Property Costs may be made in reimbursement for expenses paid by Guarantor or its wholly-owned subsidiary (directly or indirectly), or, at Guarantor’s option (unless an uncured Event of Default then exists for which Administrative Agent has sent notice to Borrower or Guarantor, in which case it shall be at Administrative Agent’s election to the extent Lenders have agreed to fund notwithstanding such Event of Default), to pay for said expenses directly and, in either case, Borrower or Guarantor shall provide invoices or other evidence reasonably satisfactory to Administrative Agent of the applicable Leasing Costs to be reimbursed or paid, as applicable. All funds allocated to the General Use Allocation shall solely be available in connection with Guarantor Property Costs, and, Administrative Agent shall not be obligated to disburse funds in excess of the applicable amounts allocated under the applicable leases in effect at the Guarantor Portfolio Properties with respect to the tenant improvements and leasing commissions, as applicable or in excess of amounts that are permitted (or otherwise approved by the applicable lender) under any financing documents applicable to the Guarantor Portfolio Property (and the draw request for such Guarantor Property Costs shall contain a certification confirming same).
(c)    Borrower shall not, and shall not permit Guarantor to, use any portion of any advance from the General Use Allocation for payment or reimbursement of any cost not permitted under the terms of this Agreement except as specifically set forth in a request for advance approved by Administrative Agent and Lenders in writing (and, in any event, advances from the General Use Allocation shall not be used (x) to make any amortization payments due under this Loan or (y) to repay the debts of Guarantor or its Affiliates (except to the extent the same are applied to the repayment of the Loan in accordance with the Loan Documents).
(d)    Guarantor or the applicable property owner of the applicable Guarantor Portfolio Property has obtained all permits and licenses which are required under applicable law for the construction of the applicable tenant improvements and capital expenditures, as applicable.

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(e)    Guarantor shall provide to Agent (x) such information and documentation as to the Guarantor Property Costs Guarantor intends to fund with any applicable requested advance from the General Use Allocation and (y) such evidence and documentation as to costs of such Guarantor Property Costs, in either case, as Agent may, in each case, reasonably require.
(f)    Taking into account the proposed Advance, Borrower will be in pro forma compliance with the financial covenants hereunder (including the Maximum Supported Amount).
For avoidance of doubt, the amount of the remaining General Use Allocation shall be reduced, in each case, on a dollar-for-dollar basis, as Borrower continues to draw on the same, in connection with applicable uses permitted hereunder and such draws shall reduce the remaining General Use Allocation.
(j)Cash Management Account. The following provisions will automatically take effect as of the McEwen Release Effective Date (but shall have no force and effect unless and until the McEwen Release Effective Date occurs):
(i)Cash Management Provisions. Terms used and not otherwise defined in the Loan Documents will have the meanings set forth at the end of this Section.
(a)    Within twenty (20) days following the McEwen Release Effective Date and thereafter (and in all events prior to the date required for the first deposit), during the term of the Loan, Borrower must establish and maintain one segregated interest-bearing account (with the interest to accrue for the benefit of Borrower unless an Event of Default exists) (the “Cash Management Account”) to be held by Administrative Agent for the benefit of Lenders, which Cash Management Account will be under the sole dominion and control of Administrative Agent. The Cash Management Account must be entitled using the following paradigm: “KBSIII 515 CONGRESS, LLC, as Borrower and U.S. Bank National Association, as Administrative Agent, pursuant to KBSIII 515 CONGRESS, LLC - Cash Management Account.” Borrower may not in any way alter or modify the Cash Management Account. Administrative Agent will have the sole right to make withdrawals from the Cash Management Account, and all costs and expenses for establishing and maintaining the Cash Management Account will be paid by Borrower. All monies now or hereafter deposited into the Cash Management Account will be deemed additional security for the Obligations, and except as expressly provided in this Section, Administrative Agent is not obligated to make any funds in the Cash Management Account available to Borrower or for the Projects. Once established the Cash Management Account will remain in effect until the Loan has been repaid in full.
(b)    The insufficiency of funds on deposit in the Cash Management Account will not relieve Borrower from the obligation to make any payments, as and when due pursuant to this Agreement and the other Loan Documents, and such obligations will be separate and independent, and not conditioned on any event or circumstance whatsoever. All funds on deposit in the Cash Management Account following the occurrence and during the

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continuance of an Event of Default may be applied by Administrative Agent in such order and priority as Administrative Agent determines.
(c)    Until the Loan is repaid in full (and the Lenders have no further obligations to advance any Loan proceeds), Borrower shall deposit all Excess Cash Flow generated each month into the Cash Management Account on or prior to the twentieth (20th) day of the following month; provided Borrower shall commence making such deposits on the first full calendar month that follows the McEwen Release Effective Date (i.e., the first such deposit shall occur on or prior to April 20, 2024) and shall continue making such deposits each month thereafter. Additionally, Borrower must, concurrently with Borrower’s deposit of Excess Cash Flow, deliver to Administrative Agent the Excess Cash Flow Certificate related to such Excess Cash Flow deposit.
(d)    So long as no Default or Event of Default exists for which Administrative Agent has sent notice to Borrower and provided Borrower has expended all cash on hand, any Borrower may request disbursements from the Cash Management Account for the payment of the debt service payments (including, without limitation, the amortization payments referenced in Section 2(d) above) and other payments then due and payable under the Loan as well as Tenant Improvements, Leasing Commissions and Capital Expenditures, any extension fees, and any operating shortfalls relating to any of the Projects, provided that any such disbursement from the Cash Management Account for Tenant Improvements, Leasing Commissions and/or Capital Expenditures shall be subject to the same conditions as an Advance of Loan proceeds as set forth in Section 3.4 of the Loan Agreement as if such disbursement were an Advance of Loan proceeds (other than Section 3.4(a)(ii) which shall not apply; provided, however, that in connection with any request for disbursement from the Cash Management Account, Agent shall have the right to request updated title reports (at Borrower’s expense) for the Projects and, to the extent any such title report reveals any liens or other matters, which in Agent's good faith reasonable judgment jeopardize or otherwise impair its security interest (and/or the first priority thereof) in any Project, Agent shall have no further obligation to make disbursement from the Cash Management Account until such liens or other matters have been waived by Agent or satisfied in a manner reasonably acceptable to Agent, and following Agent’s written demand, Borrower shall promptly cause any such liens or other matters to be satisfied or released, of record, or bonded around and removed from the Project encumbered thereby or affirmatively insured over by the Title Company to Agent's reasonable satisfaction (or addressed the same in a manner that is consistent with the terms of the Loan Documents), or shall make other arrangements with respect to the discharge thereof and the releases thereof from the Project encumbered thereby as are acceptable to Agent, in its reasonable discretion). Notwithstanding anything to the contrary contained herein, funds on deposit in the Cash Management Account may, at Borrower’s option, be disbursed prior to available Loan proceeds for the payment of Tenant Improvements, Leasing Commissions and/or Capital Expenditures.
(e)    So long as no Default or Event of Default exists for which Administrative Agent has sent notice to Borrower, Borrower may request disbursements from the Cash Management Account for the payment of REIT Level Expenses, provided that any such disbursement from the Cash Management Account shall be subject to the following conditions precedent: (i) all outstanding costs and expenses related to Tenant Improvements, Leasing Commissions and/or Capital Expenditures (for which Borrower has received invoices) then due

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and payable shall have been paid in full (or there shall exist no such costs or expenses); and (ii) Borrower shall have complied with the requirements set forth in Section 3.4 of the Loan Agreement as if such disbursement were an Advance of Loan proceeds (other than Section 3.4(a)(ii) which shall not apply).
(f)    Borrower shall submit a request for disbursement from the Cash Management Account no less than ten (10) Business Days prior to the proposed disbursement date. Upon receipt of a request for a disbursement, Administrative Agent will send a copy thereof to each other Lender and will otherwise notify each Lender of the proposed disbursement and the proposed date of funding. Borrower may request a disbursement of funds on deposit in the Cash Management Account no more than twice per month. Notwithstanding any term or condition to the contrary set forth herein, Administrative Agent shall have no obligation to disburse proceeds from the Cash Management Account for REIT Level Expenses in excess of the CMA Account Disbursement Limit (as defined below).
For the purposes of the above provisions, the following terms will have the ascribed meanings:
“Excess Cash Flow”: Means, for each calendar month, the amount by which (a) the Gross Revenue received by each Borrower during such month exceeds (b) the sum of (i) debt service payments and reserve deposits actually made by such Borrower pursuant to the terms of the Loan Documents, (ii) Operating Expenses (Cash Management) incurred with respect to the Projects in accordance with historical managerial practices provided such management fee (other than the management fees under the existing Property Management Agreements) may not exceed (x) provided, no Event of Default has occurred and is continuing, the actual fees under the applicable Property Management Agreements and (y) if an Event of Default has occurred and is continuing for which Administrative Agent has sent notice to Borrower, the lesser of the actual fees under the applicable Property Management Agreements or market rate fees as reasonably determined by Administrative Agent, and (iii) provided no Event of Default has occurred and is continuing for which Administrative Agent has sent notice to Borrower, REIT Level Expenses allocated to the Projects (not to exceed (x) the Monthly CMA Allocation per month and (y) in any event, $3,250,000 in any 12-month period) (the “CMA Account Disbursement Limit”)); provided, for purposes of clarification, if an Event of Default has occurred and is continuing for which Administrative Agent has sent notice to Borrower, Borrower is not permitted to pay REIT Level Expenses without the prior written consent of Agent and Required Lenders in their sole discretion and Borrower shall not be permitted to deduct REIT Level Expenses from its Gross Revenue in calculating Excess Cash Flow.  Operating Expenses (Cash Management) excludes replacement reserves, tenant improvements, leasing commissions and non-recurring capital expenditures. For the avoidance of doubt, Excess Cash Flow shall be calculated with respect to each Project individually and aggregated (so that Excess Cash Flow attributable to each Project is identifiable on the Excess Cash Flow Certificate and/or information provided in connection therewith).  Additionally, notwithstanding the foregoing or anything to the contrary set forth herein, for purposes of identifying Excess Cash Flow, except as expressly set forth above, Excess Cash Flow shall not be reduced by costs and expenses that are not directly related to the Projects or the operation thereof or any distributions or fees paid to any direct or indirect interest holders in, or managers of, any of the Borrowers or Guarantor or KBS REIT III (regardless of whether such fees are required pursuant to the organizational documents of such entities or otherwise).

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“Excess Cash Flow Certificate”: Means a certification and calculation of Excess Cash Flow for the preceding calendar month reasonably acceptable to Administrative Agent in all respects (and, in any event, presenting certifications and calculations with respect to each Project, individually), including a statement of Gross Revenues, Operating Expenses (Cash Management), required debt service and amortization payments with respect to the Loan and other payments required under the Loan Documents, together with such other supporting documentation therefor as reasonably requested by Administrative Agent.
“Gross Revenue”: Means, the actual cash revenue received for the applicable period from the Projects.
“Monthly CMA Allocation”: Means $270,833.33 plus any Monthly CMA Allocation Rollover then available.
“Monthly CMA Allocation Rollover”: Means, the aggregate amount of Monthly CMA Allocation Savings less any prior disbursements of Monthly CMA Allocation Savings (for purposes of illustration, if there existed $60,000 in Monthly CMA Allocation Savings in the aggregate, and Borrower elected to receive a Monthly CMA Allocation in the amount of $280,833.33 in a given month, in the following month, the Monthly CMA Allocation Rollover would be $50,000.00 in the aggregate).
“Monthly CMA Allocation Savings”: Means, for any given month, the positive difference (if any) in subtracting the actual amount disbursed from the Cash Management Account during such month from $270,833.33.
“Operating Expenses (Cash Management)”:  Shall mean any and all costs and expenses incurred in connection with the Projects then remaining encumbered by the Security Instruments during the applicable time period in question, including without limitation (a) taxes and assessments imposed upon the Projects payable by Borrower which are reasonably allocable to such time period, (b) bond assessments which are reasonably allocable to such time period, (c) insurance premiums for casualty insurance and liability insurance carried in connection with the Projects which are reasonably allocable to such time period, and (d) operating expenses incurred by Borrower for the management, operation, cleaning, leasing, maintenance and repair of the Projects which are reasonably allocable to such time period.  Operating Expenses (Cash Management) shall not include any interest, principal, loan fees, extension fees or other payments actually made on the Loan or capital expenditures (such as building improvements, tenant improvements or leasing costs).
“REIT Level Expenses”: Means any REIT-level general and administrative costs and expenses reasonably allocated to (x) real property wholly-owned (directly or indirectly by Guarantor) and (y) REIT-level asset management fees, which amounts described in clauses (x) and (y), in the aggregate, shall not exceed the CMA Account Disbursement Limit.
(ii)Security Agreement for Required Accounts.
(a)     The following term is hereby added to Section 1.1 of the Loan Agreement:

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“Required Accounts”: Means, collectively, the Operating Account and the Cash Management Account.
(b)    Section 7.3 of the Loan Agreement is hereby amended and restated in its entirety as follows:
Section 7.3    Security Agreement for Required Accounts. Borrowers will open and maintain at Administrative Agent the Required Accounts under the terms and conditions set forth above and in the other Loan Documents. Each Borrower hereby grants to Administrative Agent, for the benefit of itself and the Lenders, a first lien security interest in each of the Required Accounts, whether now existing or hereafter established, and all funds from time to time on deposit therein. Each Borrower will maintain each Required Account free and clear of any claim, lien or other encumbrance other than the security interest granted to Administrative Agent hereunder. Upon the occurrence and during the continuance, of an Event of Default, Administrative Agent may, to the maximum extent permissible by law, apply any or all of the funds in the Required Accounts, including accrued interest on such funds, if any, toward the unpaid balance of the Loan and/or to any other amounts which may be due and owing under the Loan Documents. The parties acknowledge and agree that each of the Required Accounts is a “deposit account” within the meaning of Section 9104 of the UCC. The parties further acknowledge and agree that California constitutes the “Administrative Agent’s jurisdiction” with respect to the perfection, the effect of perfection or non-perfection, and the priority of a security interest in a deposit account maintained at a bank under Section 9304(b)(1) of the UCC. Administrative Agent will at all times have “control” of the Required Accounts and all assets now or hereafter credited thereto within the meaning of Section 9106 of the UCC or Section 9104(a) of the UCC for purposes of maintaining its first and prior perfected security interest therein.
(k)Deeds of Trust. Each of the Deeds of Trust is being amended upon the Effective Date pursuant to the applicable Short Form Agreements, each of which is incorporated herein.
(l)Deleted Terms (Elimination of Revolving Portion and Borrowing Base Availability). Effective as of the McEwen Release Effective Date, the following definitions are hereby deleted from Section 1.1 of the Loan Agreement and all references in the Loan Documents thereto are hereby deleted in their entirety and are of no further force or effect: “Availability Amount”; “Borrowing Base Amount”; “Borrowing Base Loan Constant”; “Borrowing Base Value”; “Non-Revolving Portion”; and “Revolving Portion”.
(m)New and Amended Defined Terms (relating to Project Maximum Support Threshold). As of the McEwen Release Effective Date, the following terms are hereby added, or amend and restate existing definitions, as applicable, in Section 1.1 of the Loan Agreement:
“Aggregate Appraised Project Value”: Shall mean the aggregate value of the Projects securing the Loan as of the date of calculation, which value shall be the then current “as-is” appraised value of the Projects based on the most recent appraisals for such Projects, subject to the adjustments set forth below in this definition. Borrower may request (in its sole discretion)

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that Administrative Agent reappraise any Project and in connection therewith order new Appraisals from time to time (but in no event more than once in any six-month period). Borrower shall pay the costs of any and all such Appraisals within ten (10) days of written demand by Administrative Agent. In addition to any of the rights of Administrative Agent or Lenders hereunder to order Appraisals (including under Section 6.22), Administrative Agent may at any time and from time to time order new Appraisals of the Projects during the existence of an Event of Default, and Borrower shall pay the costs of any and all such Appraisals within ten days of written demand by Administrative Agent, provided, however, that such appraised values shall not be used for the purposes of the calculation of the Aggregate Appraised Project Value.
“Aggregate Commitment”: Means, as of any date of determination, the aggregate Commitments of all the Lenders as required under the terms of this Agreement.
“Annualized Net Operating Income”: Means annualized Net Operating Income before payment of debt service from the Projects securing the Loan as of the date of calculation, calculated by annualizing the Net Operating Income for the immediately preceding prior two calendar quarters; provided that if the quarterly reporting from the prior calendar quarter has not yet been delivered and if the Debt Service Coverage Ratio is being calculated within 60 days after the end of a calendar quarter, the Net Operating Income shall be calculated by looking at the Net Operating Income during the two calendar quarters preceding the immediately prior calendar quarter; e.g., if the most recent calendar quarter end reporting is not yet delivered to Administrative Agent and the Debt Service Coverage Ratio is being calculated on January 10, 2024, the six-month period (if that is the relevant calculation period under the following provisions of this definition) would be the period commencing on April 1, 2023 and ending on September 30, 2023, and if the Debt Service Coverage Ratio is being calculated on March 20, 2024, the six-month period would be the period commencing on July 1, 2023, and ending on December 31, 2023).
“Commitment”: Means, for each Lender, the obligation of such Lender to make disbursements of a portion of the Loan (including, if applicable, the Holdback (or any portion thereof)) to Borrowers, in an amount not exceeding the amount set forth in Schedule 1, as such commitment may be (a) reduced by any principal payments made by or on behalf of Borrower in accordance with Section 2.4 and any principal reductions or expiration of an unfunded commitment amount otherwise required under and pursuant to the Loan Documents, and (b) modified from time to time as a result of an assignment that has become effective pursuant to Section 10.10 or otherwise pursuant to the terms hereof.
“Debt Service Coverage Ratio”: Shall mean a fraction, the numerator of which is the Annualized Net Operating Income, and the denominator of which is the product obtained by multiplying (a) the outstanding principal balance of the Loan as of the date of calculation plus the amount of any unfunded draw requests at the time of determination by (b) the Maximum Support Loan Constant, provided if calculated in connection with any request for an Advance, the Debt Service Coverage Ratio shall be adjusted to take into account the funds which may be advanced (subject to the terms and conditions of the Loan Documents).

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“Gross Operating Income”: Shall mean the sum of any and all (A) Rental Income in the applicable period of time in question (using the time periods outlined in the definition of Annualized Net Operating Income unless otherwise specified) (the “Calculation Period”), excluding (a) any income from any lease if the tenant under such lease is in monetary or other material default (after expiration of any applicable notice and cure periods), (b) any income from any lease if the tenant under such lease is in bankruptcy (unless such tenant has affirmed and assumed its lease obligations in the bankruptcy proceeding), (c) any income from any lease if the tenant under such lease has given notice of termination or otherwise exercised any termination right under the lease (and such lease termination shall be effective within six (6) months from the applicable test date), but including, without duplication, the annualized rental income for any newly executed leases for such space, and/or (d) Rental Income generated from tenants who have leases maturing within three (3) months of the applicable testing date who have not given notice that they are extending (except to the extent such leases have actually been extended by the time information is required to be reported under the Loan Documents), and (B) without duplication, other normal and recurring (but not extraordinary) cash income accrued during the Calculation Period, whether paid during such Calculation Period or another period of time, from the ownership, use and operation of the Projects that continue to then be encumbered by the Security Instrument and contribute to the Maximum Supported Amount. In calculating Gross Operating Income, Administrative Agent shall include in Rental Income the base rent payable under any lease which is in a free rent period during the Calculation Period, subject to the following conditions: (i) the tenant under such lease is not in default, (ii) Administrative Agent has approved the terms of the lease in its reasonable discretion or the lease is otherwise an Approved Lease, (iii) as of the end of the Calculation Period the number of months remaining prior to the date rent commences under such lease does not exceed six (6) months, or such other time frame exceeding six (6) months as approved by Administrative Agent in its sole discretion, and (iv) Administrative Agent shall make a positive adjustment to Rental Income so long as rent commences under such lease within six months of the Calculation Period (with no adjustment if rent does not commence within that six month period) equal to the product of (a) the number of months during the Calculation Period multiplied by (b) the anticipated full monthly Rental Income for such lease upon rent commencement. The preceding sentence shall not be deemed to modify Section 6.29 hereof and shall provide Administrative Agent with approval rights only with respect to including rent payable under leases in a "free rent" period in the calculation of Net Operating Income.
“Holdback”: Means, collectively, the Tenant Improvement Allocation and the General Use Allocation, as each term is defined in that certain Third Modification Agreement (Long Form) dated as of February 9, 2024 and executed by Administrative Agent, Lenders and Borrower.
“Maximum Supported Leverage Ratio”: Means seventy-three and one-half percent (73.5%).
“Maximum Support Threshold”: Means an amount equal to the lesser of (a) the Aggregate Commitment and (b) the Maximum Supported Amount.”
“Maximum Supported Amount”: Means the lesser of (a) the product obtained by multiplying the Maximum Supported Leverage Ratio by the Aggregate Appraised Project Value

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and (b) the Loan balance resulting in a Debt Service Coverage Ratio equal to the applicable Minimum Supported DSCR, calculated by dividing (i) Annualized Net Operating Income for the Projects then securing the Loan by (ii) the product obtained by multiplying (A) the Minimum Supported DSCR by (B) the Maximum Support Loan Constant.”
“Maximum Support Loan Constant”: Shall mean the greater of (i) a loan constant of 0.0798 (which is based on an interest rate of seven percent (7.00%) per annum and principal amortization based on a 30-year amortization schedule), and (ii) a loan constant, expressed as a decimal, based on an interest rate of two and one quarter percent (2.25%) per annum in excess of the Treasury Rate as of the date of calculation, and principal amortization based on a 30-year amortization schedule, as reasonably determined by Administrative Agent.
“Minimum Supported DSCR”: Means 1.20 to 1, increasing to 1.25 to 1.00 on March 1, 2025.
"Net Operating Income": Shall mean the amount of (a) Gross Operating Income for the applicable period of time in question, less (b) the amount of Operating Expenses for such period of time, less (c) a replacement reserve equal to $0.25 per square foot for all of the Improvements consisting of office buildings and $0.10 per square foot for all Improvements consisting of industrial buildings.
(n)Prepayment. As of the McEwen Release Effective Date, the phrase “(in the case of a paydown of the Non-Revolving Portion)” in Section 2.4 of the Loan Agreement is hereby deleted in its entirety.
(o)Advances. As of the McEwen Release Effective Date, Section 3.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:
“Section 3.1    No Obligation to Close or Advance. No Lender is required to make any Advance until all of the requirements and conditions set forth in this Article III have been completed and fulfilled to the satisfaction of Administrative Agent in its discretion, at Borrowers’ sole cost and expense. At any time from and after the Closing Date through and including the day that is thirty (30) days prior to the Maturity Date, subject to satisfaction of all the terms and conditions set forth in this Article III (or have otherwise been waived in writing by Administrative Agent), Borrowers shall have the right to request and receive, from time to time, an additional Advance of the Loan in connection with each Holdback (subject to the applicable allocations in each such Holdback), provided that when added to the existing outstanding principal balance of the Loan, such Advance does not exceed the then existing Maximum Support Threshold.”
(p)Advances Generally. As of the McEwen Release Effective Date, Section 4.1(e) of the Loan Agreement is hereby amended and restated in its entirety as follows:
“(e)    In no event shall Administrative Agent and the Lenders have any obligation to make any Advance if the requested Advance, plus the sum of all outstanding previous Advances, would exceed the then existing Maximum Support Threshold.”

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(q)Remargin Requirement. As of the McEwen Release Effective Date, Section 4.5 of the Loan Agreement is hereby amended and restated in its entirety as follows:
“Section 4.5    Remargin Obligation. Notwithstanding any provision of this Agreement to the contrary, Borrowers will at all times cause the outstanding principal balance of the Loan not to exceed the Maximum Support Threshold, and the Lenders will have no obligation to make any Advance of Loan proceeds if after giving effect to the requested Advance the outstanding principal amount of the Loan would exceed the Maximum Support Threshold. If, as of the end of any calendar quarter, as determined by the quarterly reporting provided by Borrower pursuant to the terms of Section 6.15, the outstanding principal balance of the Loan exceeds the Maximum Support Threshold, Borrower shall pay down the Loan in compliance with Section 6.32.
(r)Required Minimum Non-Revolving Portion Funded Amount. As of the McEwen Release Effective Date, Section 6.10 of the Loan Agreement is hereby amended and restated in its entirety as follows:
“Section 6.10    Reserved.”
(s)Reporting Requirement (Support). As of the McEwen Release Effective Date, Section 6.15(a)(2) of the Loan Agreement is hereby amended and restated in its entirety as follows:

2. Borrowers	Quarterly calculation of the Maximum Support Threshold and the Maximum Supported Amount.	Within sixty (60) days of the end of each calendar quarter during the term of the Loan
(t)Leasing Approval Rights (Qualifying Leases). As of the McEwen Release Effective Date, Romanette (ii) of the second paragraph of Section 6.29 of the Loan Agreement is hereby amended and restated in its entirety to read as follows: “(ii) the net effective rent payable under such lease is equal to the greater of (x) greater than 90% market rents at the time the lease is executed (as reasonably determined by Administrative Agent) and (y) the applicable “Minimum Rents” rate set forth on the Leasing Criteria Schedule appended to the that certain Additional Advance and Third Modification Agreement (Long Form) dated as of February 9, 2024 by and among Borrower, Administrative Agent and the Lenders;”.
(u)Mandatory Principal Payments. As of the McEwen Release Effective Date, Section 6.32 of the Loan Agreement is hereby amended and restated in its entirety as follows:
“Section 6.32    Mandatory Principal Payments. If, as of the end of any calendar quarter, as determined by the quarterly reporting provided by Borrower pursuant to the terms of Section 6.15 above, the outstanding principal balance of the Loan exceeds the Maximum Support Threshold, Borrower shall, within thirty (30) days of written demand by Administrative Agent, pay down the outstanding principal of the loan by an amount (as reasonably determined

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by Administrative Agent, but without paying any prepayment or exit fees other than and amounts and sums owing under Section 2.13, and Swap Transaction fees or breakage amounts) sufficient to cause the outstanding principal balance of the Loan to not exceed the Maximum Support Threshold. The calculation of the Maximum Supported Amount shall, as to the component of such calculation pertaining to operating income, be based upon Net Operating Income based on the financial information received from Borrower in accordance with Section 6.15 or, if Borrower has failed to deliver such information as and when required by Section 6.15 (or if Administrative Agent reasonably and in good faith believes such information to be inaccurate), such other information as Administrative Agent reasonably and in good faith deems appropriate.”
(v)Collateral Documents. As of the McEwen Release Effective Date, Section 10.32 of the Loan Agreement is hereby amended and restated in its entirety as follows:
“Section 10.32    Collateral Documents. If any Security Instrument shall for any reason (other than pursuant to the terms thereof) cease to create a valid lien and security interest in the collateral purported to be covered thereby or such lien or security interest shall for any reason cease to be a perfected and first priority lien and security interest subject only to Permitted Encumbrances, and any such defect or infirmity is not cured to Administrative Agent’s reasonable satisfaction within ninety (90) days of demand by Administrative Agent, the Project encumbered by such Security Instrument shall immediately (following the expiration of such ninety (90) day cure period) cease to be included in the calculation of Aggregate Appraised Project Value and Maximum Supported Amount, and Borrower shall repay to Administrative Agent for the ratable benefit of Lenders, within ten (10) days of demand by Administrative Agent, any amounts by which the total outstanding Obligations exceed the Maximum Support Threshold.”
(w)No Additional Project Collateral. From and after the McEwen Release Effective Date, and notwithstanding anything to the contrary set forth in the Loan Documents, Borrower shall have no further option to add new projects to secure the Loan. In connection with the foregoing, the Loan Agreement is hereby amended as follows:
(i)No Additional Project Collateral. From and after the McEwen Release Effective Date, Section 10.30 (Additional Project Collateral) of the Loan Agreement is hereby amended and restated in its entirety as follows:
“Section 10.30    Reserved.”
(ii)Amended Deleted Defined (No Additional Project Collateral). From and after the McEwen Release Effective Date, the defined term “Borrower” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:
“Borrower” or “Borrowers”: Has the meaning set forth in the introductory paragraph of that certain Additional Advance and Third Modification Agreement (Long Form) dated as of February 9, 2024 by and among Borrower, Administrative Agent and the Lenders.

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(iii)Deleted Defined Terms (No Additional Project Collateral). From and after the McEwen Release Effective Date, the following definitions are hereby deleted from Section 1.1 of the Loan Agreement and all references in the Loan Documents thereto are hereby deleted in their entirety and are of no further force or effect: “Additional Projects”; “Leasehold Project”; “New Borrower”; and “Joinder”.
(iv)Deleted Exhibits (No Additional Project Collateral). From and after the McEwen Release Effective Date, Exhibit K of the Loan Agreement is hereby amended and restated in its entirety with Exhibit K attached hereto.
(x)General Amendments. For purposes of clarification, the general amendments listed below shall immediately be in full force and effect (whether or not the McEwen Release Effective Date occurs).
(i)The word “and” at the end of Section 10.12(c) of the Loan Agreement is hereby deleted.
(ii)Section 10.12(d) is hereby amended and restated in its entirety as follows:
“(d) except as otherwise provided in Section 9.16 or otherwise expressly set forth in the Loan Agreement (such as cash management provisions), without the consent of all of the Lenders, release all or any material portion of the Collateral; and”
(iii)The following new Section 10.12(e) is hereby added to the Loan Agreement as follows:
“(e)     without the consent of all of the Lenders, (i) amend (or waive) any financial covenants of the Guarantor, (ii) amend the definition of ‘Maximum Support Threshold” or any defined terms related thereto, (iii) amend (or waive) any material covenants of Borrower.’”
(y)Amendment of Guaranty. Effective as of the Effective Date, each of the Payment Guaranty and the Recourse Carve-Out Guaranty is hereby amended as more particularly set forth in the Consent appended hereto (which shall be effective whether or not the McEwen Release Effective Date occurs).
(z)Waiver of Maximum Borrowing Base Leverage Ratio. Effective as of the Effective Date, Administrative Agent and Lenders hereby agree, on a one-time basis, to waive any requirements under the Loan Documents relating to the calculation of the Maximum Borrowing Base Leverage Ratio for the testing period ending on September 30, 2023 solely for the purpose of calculating the Borrowing Base Value as of such date (and for no other purposes, including the calculation made as of December 31, 2023 or going forward if applicable). Such waiver is a one-time accommodation, and Administrative Agent and Lenders have no further obligation to waive any requirements of the Loan Documents, all of which remain in full force and effect (subject to the terms and condition of this Agreement). For purposes of clarification, on and after the McEwen Release Effective Date (if applicable), the calculations for the December 31, 2023 testing period shall be tested and calculated in accordance with the updated Loan Document provisions that would go into effect as of such McEwen Release Effective Date.

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3.Security Documents. The Deeds of Trust and all other Loan Documents which secure Borrowers’ indebtedness and obligations under the Loan shall secure, in addition to all other indebtedness and obligations secured thereby, the payment and performance of all other present and future indebtedness and obligations of Borrowers under (A) this Agreement, (B) the Notes and all other Loan Documents, as amended by this Agreement, (C) all present and future Lender-Provided Swap Transactions, and (D) any and all amendments, modifications, renewals and/or extensions of this Agreement or the Notes, regardless of whether any such amendment, modification, renewal or extension is evidenced by a new or additional instrument, document or agreement. All references in the Deeds of Trust and all other references in the Loan Documents to the “Loan” shall mean the Loan, as amended by this Agreement and the Short Form Agreements.
4.Definitions. Except as provided in this Agreement, all references in the Loan Agreement, in each Deed of Trust and in each of the other Loan Documents: (i) to the Loan Agreement shall mean the Loan Agreement as amended by this Agreement, (ii) to a Deed of Trust shall mean such Deed of Trust as amended hereby and by the respective Short Form Agreement, (iii) to the Notes shall mean the Notes (as defined herein),  (iv) to the Loan Documents shall mean the Loan Documents as such term is defined in this Agreement, and (v) to any particular Loan Document shall mean such Loan Document as modified by this Agreement, and all prior amendments, or any document executed pursuant thereto or hereto.
5.No Other Modifications. Except as expressly set forth above, the Loan Documents shall be and remain unmodified and in full force and effect.
6.Conditions Precedent. This Agreement shall not be effective, and neither Agent nor Lenders shall have any obligations hereunder, unless all of the following conditions are satisfied in a manner acceptable to Agent in Agent’s sole judgment, provided, however, that, notwithstanding the foregoing, the extension of the Maturity Date to the Extended First Extended Maturity Date shall automatically become effective concurrently with the execution and delivery of this Agreement by Agent and Lenders. The following conditions shall be deemed satisfied on the date (the “Effective Date”) that Agent causes the Short Form Agreements (as defined below) to be recorded in the Official Records (provided that, if for any reason any of the following conditions are not satisfied, or waived in writing by Agent, on or before the Effective Date, they shall continue as covenants of each party hereto to Agent and the Lenders to the extent reserved in writing by Agent prior to the Effective Date):
(a)Modification Documents. Agent shall have received and approved the executed originals of (i) this Agreement, including the Consent attached hereto and (ii) each Short Form Agreement (the documents described in clauses (i) through (ii) of this paragraph are referred to herein collectively as, the “Modification Documents”).
(b)Recordation. The Short Form Agreements shall have been recorded in the official records of the county and state as set forth above, all in accordance with Agent’s instructions to the Title Company.
(c)Status of Title. Borrowers shall cause Title Company to issue at Borrowers’ expense such endorsements (including, without limitation, ALTA 11.2-06 (Mortgage

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Modification with Additional Amount of Insurance), or their local equivalents) to each Title Policy as Agent shall require insuring that fee title to the Properties is vested in the applicable Borrower and insuring the continuing validity and first-position lien priority of each of the Deeds of Trust, in light of this Agreement (to the extent such endorsements and continuations are available).
(d)Formation Documents. Each Borrower shall have delivered to Agent all documents evidencing the formation, organization, good standing and valid existence of such Borrower and Guarantor (to the extent such documents have been amended or modified since the original Closing Date).
(e)Payment of Agent’s Expenses. Borrowers shall have paid all costs and expenses incurred by Agent in connection with this Agreement, including attorneys’ fees and costs, title insurance premiums, recording charges and the costs of any lien searches undertaken by Agent in connection with this Agreement.
(f)Payment of Fee. Borrowers shall have paid to Agent the fees required under that certain Second Amended and Restated Fee Letter of even date herewith by and between Borrower and U.S. Bank.
(g)Default. No Event of Default has occurred and is continuing, and no event has occurred and is continuing which, with notice or the passage of time or both, would be an Event of Default.
(h)Opinion of Counsel. Borrowers shall have delivered to Agent one or more opinion(s) of counsel reasonably acceptable to Agent covering, without limitation, the enforceability of this Agreement, as well as the existence, good standing, authority and execution of each Borrower, Guarantor and their constituent entities.
(i)Know Your Customer. Borrower shall have provided to Agent the documentation and other information (including a Beneficial Ownership Certification as to Borrower) reasonably requested by Agent in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the USA Patriot Act, in each case in form and substance reasonably satisfactory to Agent.
7.Affirmation of Obligations Under Loan Documents; Swap Contracts. Each Borrower acknowledges, confirms, stipulates, agrees, represents and warrants that it has no defense, claim, credit, offset or counterclaim to any of its obligations under any of the Loan Documents. Each Borrower further acknowledges the validity and enforceability of the respective Deed of Trust as a first-priority lien on the applicable Property, all improvements located thereon and all of the “Property” described in such Deed of Trust. Unless otherwise agreed to in writing by Lenders, the parties hereby agree that any Lender-Provided Swap Transactions (to the extent entered into by a Borrower and secured by the Property, and expressly excluding any Lender-Provided Swap Transactions that are both (i) entered into by an affiliate of a Borrower where such affiliate is not a Borrower under the Loan, and (ii) not secured by the Property) entered into with respect to the Loan shall include all Lenders under the Loan

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Agreement and shall be entered into on a pari-passu basis in accordance with each Lender’s Commitment Percentage.
8.Incorporation by Reference. Section 10.33 of the Loan Agreement (Limited Recourse Provision) and Section 10.13 (Joint Borrower Provisions) of the Loan Agreement are by this reference hereby incorporated in their entirety.
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9.Miscellaneous.
(a)Entire Agreement. The Loan Documents, including this Agreement (i) integrate all the terms and conditions mentioned in or incidental to the Loan Documents; (ii) supersede all oral negotiations and prior and other writings with respect to their subject matter; and (iii) are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in those documents and as the complete and exclusive statement of the terms agreed to by the parties. If there is any conflict between the terms, conditions and provisions of this Agreement and those of any other agreement or instrument, including any of the other Loan Documents, the terms, conditions and provisions of this Agreement shall prevail. By executing this Agreement and initialing below, each Borrower expressly represents and warrants that it did not rely on any representation, assurance or agreement, oral or written, not expressly set forth in this Agreement or any of the other Loan Documents in reaching its decision to enter into this Agreement or any of the other Loan Documents and that no promises or other representations have been made to Borrowers which conflict with the written terms of the Loan Documents. Each Borrower represents to Agent and Lenders that (w) it has read and understands the terms and conditions contained in this Agreement and the other Loan Documents executed in connection with this Agreement, (x) its legal counsel has carefully reviewed all of the Loan Documents and it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Agreement and all other Loan Documents, (y) it is satisfied with its legal counsel and the advice received from it, and (z) it has relied only on its review of the Loan Documents and its own legal counsel’s advice and representations (and it has not relied on any advice or representations from Agent, any Lender or Agent’s or any Lender’s officers, employees, agents or attorneys). The Loan Documents may not be modified, amended or terminated except by a written agreement signed by each of the parties hereto.
/s/CJS         /s/CJS         /s/CJS         /s/CJS
Borrowers’ Initials
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(b)Definition of Loan Documents. Each of the Loan Documents is hereby modified to the extent necessary so that the term “Loan Documents,” as such term may be used therein, shall be deemed to include this Agreement and all other Modification Documents.
(c)Further Assurances. Borrowers shall, upon the request of Agent or the Lenders, execute, acknowledge and deliver, or cause to be executed, acknowledged or delivered, such further documents, instruments or agreements, and perform such other acts, as may be necessary, desirable or proper for carrying out the intention or facilitating the performance of the terms of this Agreement, or for assuring the validity of, perfecting or preserving the lien of each Deed of Trust or any other Loan Documents.
(d)No Third Parties Benefitted. This Agreement is entered into for the sole benefit of the parties hereto and no third party beneficiary rights shall be created hereby.
(e)Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties hereto.
(f)Assignment. This Agreement shall not be assignable by any Borrower and any purported assignment shall be void. This Agreement is assignable by Agent and any Lender in accordance with the terms of the Loan Agreement.
(g)Construction of this Agreement. The headings used in this Agreement are for convenience only and shall be disregarded in interpreting the substantive provisions of this Agreement. Time is of the essence of each term of the Loan Documents, including this Agreement. As used herein, the term “including” means “including, but not limited to,” and the term “include(s)” means “include(s), without limitation.” This Agreement has been drafted by all the parties hereto collectively. Therefore, each party to this Agreement agrees that any statute or rule of construction providing that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.
(h)Survival of Representations, Warranties and Covenants. Each and all provisions of this Agreement shall survive and remain in full force and effect until all obligations of Borrowers under the Loan Documents are paid and performed in full. All releases herein shall survive repayment and performance of such obligations and/or any foreclosure under or reconveyance of each Deed of Trust.
(i)Governing Law; Waiver of Jury Trial. This Agreement, the rights of the parties hereunder and the interpretation hereof shall be governed by, and construed in accordance with, the laws of the State of California in all respects. To the maximum extent permitted by applicable law, each Borrower hereby waives any right to a trial by jury in any action relating to the Loan and/or the Loan Documents.
(j)Severability. In the event of any invalidity or unenforceability of any provision of this Agreement, the remainder of this Agreement shall remain in full force and effect.
(k)Reservation of Rights. Nothing contained in this Agreement shall prevent or in any way diminish or interfere with any rights or remedies, including the right to

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contribution, which Agent and/or Lenders may have against any party hereto under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified at Title 42 U.S.C. 9601 et seq.), as it may be amended from time to time, any successor statute thereto or any other applicable federal, state or local laws, all such rights being hereby expressly reserved.
(l)Reliance. Neither Agent nor Lenders would have consented to the transactions specified herein without Borrowers entering into this Agreement. Accordingly, each of such parties intentionally and unconditionally enters into the covenants and agreements as set forth above and understands that, in reliance upon and in consideration of such covenants and agreements, Agent and Lenders have consented to the transactions contemplated herein and, as part and parcel thereof, specific monetary and other obligations have been, are being and shall be entered into which would not take place but for such reliance.
10.Same Indebtedness; Priority of Liens Not Affected. This Agreement and the execution of other documents contemplated hereby do not constitute the extinguishment of any debt evidenced by the Loan Documents, nor will they in any way affect or impair the liens and security interests created by the Loan Documents, which each Borrower acknowledges to be valid and existing liens on and security interests in the Property. Each Borrower agrees that the liens and security interests created by the Deeds of Trust continue to be in full force and effect, unaffected and unimpaired by this Agreement or by the transactions contemplated herein and that said liens and security interests shall so continue in their perfection and priority until the debt secured by the Loan Documents is fully discharged. Borrower acknowledges and agrees that neither this Agreement, nor the Short Form shall constitute a novation of the indebtedness evidenced by the Notes and/or any of the other Loan Documents, and further that the terms and provisions of the Deed of Trust and all of the other Loan Documents shall remain valid and in full force and effect except as may be hereinabove modified and amended.
11.Counterparts. This Agreement may be executed by the parties hereto in one or more separate counterparts, and counterpart original signature pages may be assembled into one original document.
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
BORROWERS:
KBSIII 515 CONGRESS, LLC,
a Delaware limited liability company
By:    KBSIII REIT ACQUISITION XXVII, LLC,
a Delaware limited liability company,
its sole member
By:    KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company,
its sole member
By:    KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership,
its sole member
By:    KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation,
its general partner
By:    /s/Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer
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SMRH:4862-5257-8109.2
[Signature Page to Additional Advance and Third Modification (Long Form)]

KBSIII 155 NORTH 400 WEST, LLC,
a Delaware limited liability company
By:    KBSIII REIT ACQUISITION V, LLC,
a Delaware limited liability company,
its sole member
By:    KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company,
its sole member
By:    KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership,
its sole member
By:    KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation,
its general partner
By:    /s/Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer
[Signatures continue on next page.]

SMRH:4862-5257-8109.2
[Signature Page to Additional Advance and Third Modification (Long Form)]

KBSIII 1550 WEST MCEWEN DRIVE, LLC,
a Delaware limited liability company
By:    KBSIII REIT ACQUISITION IV, LLC,
a Delaware limited liability company,
its sole member
By:    KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company,
its sole member
By:    KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership,
its sole member
By:    KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation,
its general partner
By:    /s/Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer
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SMRH:4862-5257-8109.2
[Signature Page to Additional Advance and Third Modification (Long Form)]

KBSIII 201 17TH STREET, LLC,
a Delaware limited liability company
By:    KBSIII REIT ACQUISITION XXV, LLC,
a Delaware limited liability company,
its sole member
By:    KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company,
its sole member
By:    KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership,
its sole member
By:    KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation,
its general partner
By:    /s/Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer
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SMRH:4862-5257-8109.2
[Signature Page to Additional Advance and Third Modification (Long Form)]

AGENT:
U.S. BANK NATIONAL ASSOCIATION,
a national banking association,
as Administrative Agent
By:     /s/Christopher Coburn
Name:    Christopher Coburn
Title:    SVP
LENDERS:
U.S. BANK NATIONAL ASSOCIATION,
a national banking association,
By:     /s/Christopher Coburn
Name:    Christopher Coburn
Title:    SVP
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SMRH:4867-6056-4302
[Signature Page to Additional Advance and Third Modification (Long Form)]

ASSOCIATED BANK NATIONAL ASSOCIATION,
By:     /s/Mitchell Vega
Name:    Mitchell Vega
Title:    Senior Vice President
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SMRH:4867-6056-4302
[Signature Page to Additional Advance and Third Modification (Long Form)]

CITY NATIONAL BANK
By:     /s/Carolyne Garcia
Name:    Carolyne Garcia
Title:    Vice President
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SMRH:4867-6056-4302
[Signature Page to Additional Advance and Third Modification (Long Form)]

REGIONS BANK
By:     /s/Mark A. Mushinski
Name:    MARK A. MUSHINSKI
Title:    SENIOR VICE PRESIDENT
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SMRH:4867-6056-4302
[Signature Page to Additional Advance and Third Modification (Long Form)]

CITIZENS BANK
By:     /s/Ryan P. Carroll
Name:    Ryan P. Carroll
Title:    SVP

SMRH:4867-6056-4302
[Signature Page to Additional Advance and Third Modification (Long Form)]